Exhibit 99.3

AFTERMARKET TECHNOLOGY CORP.

Reconciliation of certain financial measures reported in accordance with Generally Accepted Accounting

Principles (“GAAP”) to those presented on the basis of methodologies other than in accordance with

GAAP (“non-GAAP”)

	Projected (2)

	For The Twelve Months Ended
	December 31, 2004

	Range
Earnings Per Diluted Share:
	Low	High
Net income (GAAP basis)	$1.24	$1.45

Special Charges, net of tax (1)	0.04	0.05

Adjusted Net income (non-GAAP basis)	$1.28	$1.50

(1) Primarily related to management delayering and other cost reduction initiatives.

(2)  Reflects management’s guidance as of 12/2/03.